As filed with the Securities and Exchange Commission on February 22, 2005
Registration No. 333-122451

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TECHNICAL OLYMPIC USA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0460831
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4000 Hollywood Boulevard, Suite 500 N Hollywood, Florida 33021 (954) 364-4000 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	Patricia M. Petersen, Esq.
Senior Vice President and General Counsel
Technical Olympic USA, Inc.
4000 Hollywood Boulevard, Suite 500 N
Hollywood, Florida 33021
(954) 364-4000
Fax: (954) 364-4037
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copy to:

Kara L. MacCullough, Esq.
Akerman Senterfitt
One S.E. Third Avenue, 28th Floor
Miami, Florida 33131
Phone: (305) 374-5600
Fax: (305) 374-5095

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

      The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

		Primary
	State or Other	Standard
	Jurisdiction of	Industrial	IRS Employer
	Incorporation or	Classification	Identification
Exact Name of Registrant as Specified in its Charter	Organization	Code Number	Number

Engle Homes Delaware, Inc.	Delaware	1520	51-0394120
Engle Homes Residential Construction, L.L.C.	Arizona	1520	32-0067156
Engle/James LLC	Colorado	1520	84-1442544
McKay Landing LLC	Colorado	1520	84-1488307
Newmark Homes Business Trust	Delaware	1520	76-6166146
Newmark Homes Purchasing, L.P.	Texas	1520	76-0660771
Newmark Homes, L.P.	Texas	1520	76-0515833
Newmark Homes, L.L.C.	Delaware	1520	51-0461118
Preferred Builders Realty, Inc.	Florida	1520	59-2552841
Silverlake Interests, L.C.	Texas	1520	74-2900725
TOI, LLC	Delaware	1520	27-0069855
TOUSA Associates Services Company	Delaware	1520	37-1448116
TOUSA Delaware, Inc.	Delaware	1520	20-0326629
TOUSA Financing, Inc.	Delaware	1520	75-3097711
TOUSA Homes, Inc. (f/k/a Engle Homes, Inc.)	Florida	1531	59-2214791
TOUSA Homes Investment #1, L.P.	Delaware	1520	Applied For
TOUSA Homes Investment #1, LLC	Delaware	1520	Applied For
TOUSA Homes Investment #2, LLC	Delaware	1520	Applied For
TOUSA Homes Investment #1, Inc.	Delaware	1520	Applied For
TOUSA Homes Investment #2, Inc.	Delaware	1520	Applied For
TOUSA Homes, L.P.	Delaware	1520	20-2011230
TOUSA Investment #1, LLC	Delaware	1520	Applied For
TOUSA Investment #2, LLC	Delaware	1520	Applied For
TOUSA Investment #3, LLC	Delaware	1520	Applied For
TOUSA Investment #4, LLC	Delaware	1520	Applied For
TOUSA Investment #5, LLC	Delaware	1520	Applied For
TOUSA Investment #1, Inc.	Delaware	1520	Applied For
TOUSA Investment #2, Inc.	Delaware	1520	Applied For
TOUSA, LLC	Delaware	1520	20-2011139
TOUSA Ventures, LLC	Florida	1520	14-1876949

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 22, 2005

PROSPECTUS

$500,000,000

TECHNICAL OLYMPIC USA, INC.

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS
DEPOSITARY SHARES

       We may offer from time to time up to $500,000,000 of:

•	debt securities;
•	guarantees of debt securities;
•	common stock;
•	preferred stock,
•	warrants;
•	stock purchase contracts;
•	stock purchase units; and
•	depositary shares.

      We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplements carefully before you invest.

      Our common stock is traded on the New York Stock Exchange under the symbol “TOA.” The last reported sale price of our common stock on February 18, 2005, was $28.48 per share. We will make application to list any shares of common stock, sold pursuant to a prospectus supplement, on the New York Stock Exchange. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek the listing of any securities, the prospectus supplement will disclose the exchange or market.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                    , 2005

About this Prospectus
Technical Olympic USA, Inc.
Risk Factors
Use of Proceeds
Ratio of Earnings to Fixed Charges
Description of Debt Securities
Description of Capital Stock
Description of Warrants
Description of Stock Purchase Contracts and Stock Purchase Units
Description of Depositary Shares
Plan of Distribution
Where You Can Find More Information
Legal Matters
Experts
FORM OF SENIOR INDENTURE
FORM OF SUBORDINATED INDENTURE
FORM OF SENIOR SUBORDINATED INDENTURE
CONSENT OF ERNST & YOUNG LLP

About this Prospectus

      This prospectus is part of a registration statement on Form S-3 that we filed with the Commission utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

      When used in this prospectus and any prospectus supplement, the terms “we,” “our,” “us” or the “Company” refer to Technical Olympic USA, Inc. and its subsidiaries, the term “TOSA” refers to Technical Olympic S.A. and the term “Technical Olympic” refers to Technical Olympic, Inc. The following summary contains basic information about us. It likely does not contain all of the information that is important to you. We encourage you to read this entire prospectus and the documents we have referred you to.

Technical Olympic USA, Inc.

      We design, build and market high quality detached single-family residences, town homes, and condominiums. We operate in markets characterized by strong population and income growth. Currently we conduct homebuilding operations in 15 metropolitan markets, located in four major geographic regions: Florida, the Mid-Atlantic, Texas and the West.

      For the year ended December 31, 2003, we delivered 6,135 homes, with an average sales price of $262,000 and generated approximately $1.6 billion in revenues from home sales and $82.7 million in income from continuing operations. For the nine months ended September 30, 2004, we delivered 4,983 homes, with an average sales price of $275,000 and generated approximately $1.4 billion in revenues from home sales and $70.2 million in income from continuing operations. Our unconsolidated joint ventures delivered an additional 27 homes, with an average sales price of $304,000, during the same nine month period. At December 31, 2003, our homebuilding operations had a backlog of 3,128 homes under contract, representing $855.4 million in expected revenues. At September 30, 2004, our homebuilding operations had a backlog of 5,868 homes under contract, representing $1.7 billion in expected revenues, and our unconsolidated joint ventures had a backlog of 303 homes under contract, representing $95.4 million in expected revenues.

      We market our homes to a diverse group of homebuyers, including “first-time” homebuyers, “move-up” homebuyers, homebuyers who are relocating to a new city or state, buyers of second or vacation homes, active-adult homebuyers and homebuyers with grown children who want a smaller home (“empty-nesters”). Our homes are marketed under various brand names, including Engle Homes, Newmark Homes, Fedrick, Harris Estate Homes, Trophy Homes and Gilligan Homes. As of September 30, 2004, we either owned or had options to acquire approximately 50,100 homesites, and our consolidated operations were actively marketing in 246 communities, while our unconsolidated joint ventures were actively marketing in an additional 6 communities.

      As part of our objective to provide homebuyers a seamless home purchasing experience, we have developed our complementary financial services business. As part of this business, we provide mortgage financing, closing and settlement services and offer title, homeowners’ and other insurance products. Our mortgage financing operation’s revenues consist primarily of origination and premium fee income, interest income and the gain on the sale of the mortgages. We sell substantially all of our mortgages and the related servicing rights to third party investors. Our mortgage financing services are used primarily by buyers of our homes, although we also offer these services to existing homeowners. By comparison, our closing services and our insurance agency operations are used by our homebuyers as well as a broad range of other clients purchasing or refinancing residential or commercial real estate.

Competitive Strengths

High Growth Markets

      We believe that by focusing our homebuilding operations in high growth markets, we are well positioned to expand our business and maximize our financial returns. We operate in five of the eight fastest growing states in the United States, based on population growth from 1990 to 2000. The average median population growth in the eight states where we have divisions was 28.1% from 1990 to 2000, as compared to the U.S. average of 13.1%. In addition, each of the states in which we operate has demonstrated a history of solid economic growth. These eight states had an average median income growth of 13.3%, as compared to the U.S. average of 4.0%, from 1989 to 1999. We expect that these growth trends will increase future housing demand in our markets. Additionally, based on our relative position in each of these markets, we believe we have the opportunity to expand our operations.

Geographic and Customer Diversification

      We operate in 15 geographically diverse markets. For the year ended December 31, 2003, none of the 14 metropolitan markets in which we operated during such period represented more than 15% of our total revenues. Within our markets, we target a diverse customer base including first-time, move-up, relocating, active-adult and empty-nester homebuyer segments. For the year ended December 31, 2003, we generated 39% of our revenues from home sales from homes in the $200,000 to $300,000 price range, 24% of our revenues from home sales from homes in the $300,000 to $400,000 price range, 19% of our revenues from home sales from homes in the under $200,000 price range, and 18% of our revenues from home sales from homes in the over $400,000 price range. We believe that this diversification protects us from downturns in any one market or price segment and provides us with additional growth opportunities.

Experienced Management Team

      We balance our local expertise and focus with a seasoned and professional senior management team. Our regional and divisional managers have an average of 20 years of homebuilding experience in their local markets. As a result, they have developed in-depth market expertise and familiarity with their customers and subcontractors. In addition, as a result of their long-standing relationships with local land sellers and developers, our regional and divisional managers are well-positioned to acquire premium land and homesites. Our senior corporate managers have an average of more than 18 years of experience in the homebuilding business and have a successful track record of delivering strong results in varying homebuilding cycles. The experience and depth of our management team provides us the capability to quickly evaluate and successfully capitalize on market opportunities and adjust to changing national, regional and local business conditions.

Strong Land Positions and Disciplined Acquisition Strategy

      Land is our key raw material and one of our most valuable assets. We believe that by acquiring land and homesites in premier locations, we enhance our competitive standing and reduce our exposure to economic downturns. We believe that homes in premier locations continue to attract homebuyers in both strong and weak economic conditions. We consider that our disciplined acquisition strategy of balancing homesites and land we own and those we can acquire under option contracts provides us access to a substantial supply of quality homesites and land while conserving our invested capital and optimizing our returns. Generally, we acquire only homesites and entitled land suitable for homesite development and residential construction.

Strong Brand Recognition and Customer Service

      We market our homes under various brand names, including Engle Homes, Newmark Homes, Fedrick, Harris Estate Homes, Trophy Homes and Gilligan Homes. We believe our brands are widely recognized in the markets in which we operate for providing quality homes in desirable locations and enjoy a solid reputation among potential homebuyers. We believe that customer satisfaction enhances our reputation for quality and service and leads to significant repeat and referral business. In our industry, customer satisfaction is based in large part on our ability to respond promptly and courteously to homebuyers before, during and after the sale of our homes. As part of our customer service program, we conduct home orientations and pre-delivery inspections to promptly address any outstanding construction issues and, in most of our markets, we contract independent third parties to conduct periodic post-delivery evaluations of the customer’s satisfaction with their home, as well as the customer’s experience with our sales personnel, construction department and title and mortgage services.

Business Strategies

Capitalize on Growth Potential in Our Current Markets

      We believe that a significant portion of our future growth will stem from our ability to increase our homes sales and capture additional market share within our current markets. Currently, we conduct homebuilding operations in 15 metropolitan markets, each of which is highly fragmented with numerous smaller homebuilders. Our reputation as a high quality homebuilder combined with our financial resources gives us an advantage over many smaller homebuilders with whom we compete. Consequently, we have an opportunity to significantly strengthen our market position by expanding our product offerings and increasing the number of our active selling communities. Our current markets have demonstrated solid income and population growth trends. As a result, we expect that strong demand for new housing in our current markets will also contribute to our growth. By leveraging our current operations, we believe that we will, over time, maximize our financial returns, strengthen our margins and increase our revenues and profitability.

Expand Our Use of Joint Ventures and Option Contracts to Maximize our Return on Assets

      We have entered into, and expect to expand our use of, joint ventures that acquire and develop land for our homebuilding operations, and/or joint ventures that develop land and also build and market homes. We believe that these joint ventures help us acquire attractive land positions, mitigate and share the risk associated with land ownership and development, increase our return on capital and extend our capital resources. In addition, we seek to use option contracts to acquire land whenever feasible. Option contracts allow us to control significant homesite positions with minimal capital investment and substantially reduce the risks associated with land ownership and development. At September 30, 2004, we controlled approximately 50,100 homesites of which approximately 75% were controlled through various option contracts.

Grow Our Financial Services Business

      Our financial services operations require minimal capital investment and are profitable because of the high margins we obtain from our mortgage financing operation and the high volume of transactions generated from our title insurance and closing services operations. We believe that these financial services complement our homebuilding operations and provide homebuyers a seamless home purchasing experience. For the nine months ended September 30, 2004, approximately 12% of our homebuyers paid in cash and 60% of our non-cash homebuyers used the services of our mortgage business, while 96% of our homebuyers used our title and closing services. We believe that we have an opportunity to grow our financial services business by:

•	increasing the percentage of our homebuyers who use our financial services;

•	marketing our financial services more actively to buyers of homes built by other homebuilders, including smaller homebuilders that do not provide their own financial services; and

•	offering additional services that complement our existing financial services in all our markets.

Selectively Expand Into New Markets

      We intend to supplement our primary growth strategy of expansion in our current markets with a disciplined, financial return oriented approach to entering new markets. We will focus on entering metropolitan areas that have favorable homebuilding characteristics, including availability of strong management with local market expertise as well as solid income and population growth trends, significant single-family home permit activity, a diversified economy and an adequate supply of obtainable homesites. We believe this long-term emphasis on geographic diversification across a range of growing markets with strong fundamentals will enable us to minimize our exposure to adverse economic conditions, seasonality and housing cycles in individual local markets. We will enter new markets through strategic acquisitions of other homebuilders and through initiating operations using our existing management expertise and resources.

Recent Events

      On February 16, 2005, we released financial results for the year ended December 31, 2004. Homebuilding revenues for the full year 2004 were $2.1 billion, a 28% increase over the $1.6 billion reported in 2003. Revenues from unconsolidated joint ventures for the year ended December 31, 2004 were $34.7 million. We delivered 7,337 homes (including deliveries by unconsolidated joint ventures), an increase of 20%, and our average sales price on delivered homes increased 5% to $275,000 from $262,000 for 2003. Net income for the year ended December 31, 2004, was $119.6 million (or $2.60 per diluted share), a 45% increase over the $82.7 million reported in the prior year.

      For the year, net new sales orders increased 45% to 9,933 (including unconsolidated joint ventures) from 6,835 in the prior year. As of December 31, 2004, we had 5,763 homes in backlog (including unconsolidated joint ventures), with an aggregate sales value of $1.6 billion.

Executive Offices

      Our executive offices are located at 4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida 33021, and our telephone number is (954) 364-4000. Our web address is www.tousa.com. We do not intend the information on our website to constitute part of this prospectus and registration statement.

Risk Factors

      An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the risk factors contained in a prospectus supplement when determining whether or not to purchase the securities offered under this prospectus and a prospectus supplement.

Special Note Regarding Forward-Looking Statements

      This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements concern expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Specifically, this prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements including those regarding:

•	our expectations regarding growth opportunities in the homebuilding industry and our ability to successfully take advantage of such opportunities to expand our operations and maximize our financial returns;

•	our expectations regarding population growth and median income growth trends and their impact on future housing demand in our markets;

•	our expectation regarding the impact of geographic and customer diversification;

•	our expectations that strong demand for new housing in our current markets will contribute to our growth;

•	our belief that by leveraging our current operations, we will, over time, maximize our financial returns, strengthen our margins and increase our revenues and profitability;

•	our intention to expand our market share by increasing the number of homes we deliver with lower average sales prices;

•	our expectations regarding our average home sales prices;

•	our ability to successfully integrate our current operations and any future acquisitions, and to recognize anticipated operating efficiencies, cost savings and revenue increases;

•	our expectations regarding our land and homesite acquisition strategy and its impact on our business;

•	our belief that homes in premier locations will continue to attract homebuyers in both strong and weak economic conditions;

•	our expectations regarding future land sales;

•	our intention to grow the financial services business;

•	our belief regarding growth opportunities within our financial services business;

•	our expectations regarding the impact of our business initiatives on our ability to capture repeat business, to minimize our exposure to adverse economic conditions and to increase our revenue;

•	our belief that we have adequate financial resources to meet our current and anticipated working capital, including our annual debt service payments, and land and homesite acquisition and development needs;

•	our estimates regarding the implementation of certain accounting pronouncements;

•	the impact of inflation on our future results of operations;

•	our ability to pass through to our customers any increases in our costs;

•	our expectations regarding the effect of increased interest incurred on our gross margins in future periods;

•	our expectations regarding our continued use of option contracts, investments in unconsolidated joint ventures and other off-balance sheet arrangements to control homesites and manage our business and their effect on our business;

•	our expectations regarding the labor and supply shortages in Florida resulting from the recent hurricanes; and

•	our expectations regarding our use of cash in operations.

      These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

•	our significant level of debt and the impact of the restrictions imposed on us by the terms of this debt;

•	our ability to borrow or otherwise finance our business in the future;

•	our ability to identify and acquire, at anticipated prices, additional homebuilding opportunities and/or to effect our growth strategies;

•	our relationship with TOSA and its control over our business activities;

•	our ability to successfully integrate and to realize the expected benefits of any acquisitions;

•	economic or other business conditions that affect the desire or ability of our customers to purchase new homes in markets in which we conduct our business;

•	any unexpected delays in the opening of new communities, including those due to delays in governmental approvals;

•	our ability to successfully utilize and recognize the anticipated benefits of joint ventures and option contracts;

•	a decline in the demand for, or the prices of, housing;

•	a decline in the value of the land and home inventories we maintain;

•	an increase in the cost of, or shortages in the availability of, skilled labor or construction materials;

•	an increase in interest rates;

•	our ability to successfully dispose of developed properties or undeveloped land or homesites at expected prices and within anticipated time frames;

•	our ability to compete in our existing and future markets;

•	the impact of hurricanes, tornadoes or other natural disasters or weather conditions on our business, including the potential for shortages and increased costs of materials and qualified labor and the potential for delays in construction and obtaining governmental approvals; and

•	an increase or change in governmental regulations, or in the interpretation and/or enforcement of existing governmental regulations.

Use of Proceeds

      Except as otherwise provided in the related prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include:

•	repayments or refinancing of debt;

•	working capital;

•	capital expenditures and land acquisitions;

•	acquisitions; and

•	repurchase or redemption of securities, including our common stock.

Ratio of Earnings to Fixed Charges

      The following table shows our ratio of earnings to fixed charges for the periods indicated:

											Nine Months
											Ended
	Year Ended December 31,										September 30,

	1999		2000		2001		2002		2003		2003		2004

Ratio of Earnings to Fixed Charges(1)	3.2	x	3.2	x	6.8	x	4.6	x	2.8	x	3.1	x	3.0x

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings represent the sum of income from consolidated operations before income taxes and before the adjustment for minority interests in consolidated subsidiaries and income or loss from equity investments, distributed income from equity investments, interest amortized in cost of sale, amortization of debt issuance costs, interest expense and the portion of rent expense deemed to represent interest. Fixed charges include interest incurred, whether expensed or capitalized, including amortization of debt issuance costs and the portion of rent expense deemed to represent interest.

Description of Debt Securities

      Any debt securities offered will be our unsecured direct obligations. The debt securities may be senior indebtedness, senior subordinated indebtedness or subordinated indebtedness. The debt securities will be issued under one or more separate indentures between us and one or more banks or trust companies, as trustee. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee shall extend only to the one or more series of debt securities for which it is a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended.

      We describe in this section the general terms that will apply to any particular series of debt securities that we may offer by this prospectus and an applicable prospectus supplement in the future. When we issue a series of debt securities, we will describe in the prospectus supplement that relates to the series (i) the specific terms of the debt securities and (ii) the extent to which the general terms described in this section apply to the securities of that series. To the extent that any description in a prospectus supplement of particular terms of debt securities or of an indenture differs from this description, this description will be deemed to have been superseded by the description in that prospectus supplement in respect of those particular terms of the debt securities or that indenture.

      We have summarized the material provisions of the indentures in this section, but this is only a summary. The indentures are filed as exhibits to the registration statement, of which this prospectus is a part. Our discussion of indenture provisions in this prospectus is not complete and the description in the prospectus supplement will not be complete and may not contain all of the information that you may find useful. Therefore, you should read the indentures and the applicable supplemental indenture before you buy any debt securities. Capitalized terms used in the following summary have the meanings specified in the indentures unless otherwise defined below.

      In this section, references to “we,” “our” and “us” mean Technical Olympic USA, Inc. excluding, unless the context otherwise requires or we otherwise expressly state, our subsidiaries.

General

      Each indenture provides that we may issue debt securities under that indenture from time to time in one or more series and permits us to establish the terms of the debt securities of each series at the time of issuance. None of the indentures limits the amounts of debt securities we may issue under that indenture.

      The debt securities will be our unsecured direct obligations. The debt securities may be senior indebtedness, senior subordinated indebtedness or subordinated indebtedness. A debt security is considered “senior” or “subordinated” depending on how it ranks in relation to our other debt.

•	Any senior debt securities that we may issue in the future will rank (1) equally and ratably in right of payment with any of our other senior indebtedness that is not subordinated, including but not limited to amounts outstanding under our New Credit Facility, $200.0 million in aggregate principal amount of 9% senior notes due 2010 issued in June 2002 and the $100.0 million in aggregate principal amount of 9% senior notes due 2010 issued in February 2003 (collectively, the “9% senior notes”) and (2) senior to any of our senior subordinated or subordinated indebtedness.

•	Any senior subordinated debt securities that we may issue in the future will rank (1) junior in right of payment to our senior indebtedness, including amounts outstanding under our New Credit Facility and our existing 9% senior notes, (2) unless otherwise specified in the prospectus supplement, equally and ratably in right of payment with any of our other senior subordinated indebtedness, including but not limited to $150.0 million in aggregate principal amount of 10 3/8% senior subordinated notes due 2012 issued in June 2002 and the $35.0 million in aggregate principal amount of 10 3/8% senior subordinated notes due 2012 issued in April 2003 (collectively, the “10 3/8% senior subordinated notes”), the $125.0 million in aggregate principal amount of 7 1/2% senior subordinated notes due 2011 issued in March 2004 and the $200.0 million in aggregate principal amount of 7 1/2% senior subordinated notes due 2015 issued in December 2004

(collectively, the “7 1/2% senior subordinated notes”) and (3) senior in right of payment to any subordinated indebtedness.

•	Any subordinated debt securities that we may issue in the future will rank (1) junior in right of payment to our senior indebtedness, including amounts outstanding under our New Credit Facility and our 9% senior notes and (2) junior in right of payment to our senior subordinated indebtedness, including our 10 3/8% senior subordinated notes and our 7 1/2% senior subordinated notes.

      We currently have the following debt securities listed on the New York Stock Exchange: (1) the 9% senior notes; (2) the 10 3/8% senior subordinated notes; and (3) the 7 1/2% senior subordinated notes issued in March 2004. Additionally, we intend to list on the New York Stock Exchange the 7 1/2% senior subordinated notes issued in December 2004. We have not determined whether we will list on the New York Stock Exchange, or any other exchange or over-the-counter market any of the other debt securities we may offer in the future. If we decide to seek the listing of any debt securities, the prospectus supplement will disclose the exchange or market.

      Substantially all of our operations are conducted through our subsidiaries. Therefore, our ability to meet our debt service obligations is dependent upon the cash flow of our subsidiaries and, to the extent they are not subsidiary guarantors, their ability to distribute those earnings as dividends, loans or other payments to us.

      We only have a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against those subsidiaries. Any right of ours or our creditors to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will be effectively junior to all the existing and future liabilities of such subsidiary, including any claims of trade creditors and preferred stockholders. Accordingly any debt securities offered will also be effectively subordinated to the creditors of our subsidiaries unless the subsidiary is a guarantor of the debt security and subject to the terms such subsidiary guaranty.

Guarantees of Debt Securities

      If so provided in a prospectus supplement, each of our material domestic subsidiaries, other than our mortgage and title subsidiaries, will guarantee our obligations under the debt securities on terms set forth in the prospectus supplement; provided that the guarantee will not guarantee our obligations with respect to the conversion of the debt securities into common shares, if applicable. Each guarantee will be an unsecured obligation of each subsidiary guarantor issuing such guarantee, ranking pari passu in right of payment with all existing and future indebtedness of a similar series.

      The indentures provide that in the event any guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the subsidiary guarantor under its guarantee will be reduced to the maximum amount, after giving effect to all other contingent and fixed liabilities of such subsidiary guarantor, permissible under applicable fraudulent conveyance or similar law. The subsidiary guarantors would currently consist of: Engle Homes Delaware, Inc., Engle Homes Residential Construction, L.L.C., Engle/James LLC, McKay Landing LLC, Newmark Homes Business Trust, Newmark Homes Purchasing, L.P., Newmark Homes, L.P., Newmark Homes, L.L.C., Preferred Builders Realty, Inc., Silverlake Interests, L.C., TOI, LLC, TOUSA Associates Services Company, TOUSA Delaware, Inc., TOUSA Financing, Inc., TOUSA Homes, Inc. (f/k/a Engle Homes, Inc.), TOUSA Homes, L.P., TOUSA, LLC and TOUSA Ventures, LLC.

      The subsidiary guarantors are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make any funds available for the debt securities, whether by dividends, loans or other payments, other than as expressly provided in the guarantees. The payment of dividends or the making of loans and advances by our subsidiaries to us are subject to contractual, statutory and regulatory restrictions, contingent upon the earnings of those subsidiaries and are subject to various business considerations.

Prospectus Supplement

      The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•	the title and series designation and whether they are senior debt securities, senior subordinated debt securities or subordinated debt securities;

•	the aggregate principal amount of the debt securities;

•	the purchase price and denomination of the debt securities;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities;

•	if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

•	the date or dates on which the principal of the debt securities is payable and our right, if any, to defer any principal payment;

•	any fixed or variable interest rate or rates per annum or the method by which such rate will be determined and our right, if any, to defer any interest payment;

•	the date from which interest, if any, will accrue, the interest payment dates and the regular record dates for the debt securities;

•	whether our obligations with regard to the debt securities will be guaranteed by any of our subsidiaries and, if so, which subsidiaries;

•	any optional or mandatory redemption or repayment provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any restrictive covenants not described below in “— Certain Covenants” and in “— Consolidation, Merger and Sale of Property” and any addition to, or modification or deletion of any covenant with respect to the debt securities;

•	any events of default not described below in “— Events of Default and Related Matters” of such debt securities, and any addition to, or modification or deletion of any event of default with respect to the offered debt securities;

•	any indices or formulas used to determine the amount of payments of principal of and premium, if any, on the debt securities and the manner in which such amounts will be determined;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

•	the appointment of any trustee, security registrar, paying agent or agents;

•	whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment; and

•	any other specific terms of the debt securities.

      We may issue debt securities at less than the principal amount payable upon maturity (we refer to these securities as “original issue discount securities”). If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

      The debt securities may be denominated or payable in U.S. dollars or a foreign currency or units of two or more foreign currencies. Special U.S. federal income tax considerations applicable to any debt securities so denominated will be described in the prospectus supplement.

      Except as described under “— Merger, Consolidation and Sale of Property” or as may be set forth in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Payments of Principal, Interest and Premium

      Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

      Unless otherwise specified in the applicable prospectus supplement, we will pay the principal, interest and premium, if any, on any debt securities at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

      Unless otherwise indicated in the applicable prospectus supplement, we will make payment of any interest on debt securities to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment, except in the case of defaulted interest.

      If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

•	to the person in whose name the debt security is registered at the close of business on a special record date to be fixed by the applicable trustee; or

•	in any other lawful manner, all as more completely described in the applicable indenture.

Registration and Transfer of Securities

      You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

      You may exchange or transfer debt securities at the office of the security registrar. The security registrar acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves.

      You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Certain Covenants

      The indentures will contain certain covenants regarding, among other matters, corporate existence, payment of taxes and reports to holders of debt securities. To the extent indicated in the applicable prospectus supplement, these covenants may be removed or additional covenants added with respect to any series of debt securities.

Merger, Consolidation and Sale of Property

      Except as may otherwise be provided in a prospectus supplement, neither we nor any of the subsidiary guarantors, will in any transaction or series of related transactions, merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of our property of the property of a subsidiary guarantor, as the case may be, unless:

•	either (1) we or such subsidiary guarantor, as the case may be, shall be the surviving person or (2) the successor person (if other than us or the subsidiary guarantor, as the case may be) (A) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and (B) expressly assumes, by supplemental indenture, the due and punctual payment of the principal of, and premium, if any, and interest on, all the debt securities, and the due and punctual performance and observance of all the covenants under the indenture;

•	in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of our property or the property of a subsidiary guarantor, as the case may be, such property shall have been transferred as an entirety or virtually as an entirety to one person;

•	immediately after giving effect to such transaction or series of related transactions on a pro forma basis, no default or event of default shall have occurred and be continuing;

•	immediately after giving effect to such transaction or series of related transactions on a pro forma basis, we or the successor person, as the case may be, would be able to incur at least $1.00 of additional debt as set forth in the indenture; and

•	the trustee shall have received the officers’ certificate and opinion of counsel called for by the indenture.

Subordination

      We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated debt securities or subordinated debt securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default, and provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Events of Default and Related Matters

Events of Default

      The term “event of default” when used in an indenture will include the following:

•	we fail to pay any interest on the debt securities within 30 days of its due date;

•	we fail to pay any principal of, or premium, if any, when the same becomes due and payable at their stated maturity, upon acceleration, redemption, required repurchase or otherwise;

•	we fail to comply with the merger, consolidation and sale of property covenant;

•	we remain in breach of any other covenant or agreement in the debt securities or indenture and such failure continues for 30 days after we receive a notice of default stating we are in breach. Either the trustee or holders of 25% of the principal amount of debt securities then outstanding of the affected series may send the notice;

•	we or any significant subsidiary file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur;

•	any subsidiary guaranty relating to the debt securities, if applicable, ceases to be in full force and effect (other than in accordance with the terms of such subsidiary guaranty) or any subsidiary guarantor denies or disaffirms its obligations under its subsidiary guaranty; or

•	any other event of default described in the applicable prospectus supplement occurs.

Remedies If an Event of Default Occurs

      If an event of default with respect to the debt securities of any series occurs and is continuing, either the applicable trustee or the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series may declare the principal of all the debt securities of that series, and accrued and unpaid interest, if any, thereon, to be due and payable immediately. This is called “a declaration of acceleration of maturity.” At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

      Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is known as an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

      Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•	The holders of at least 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

      However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security after its due date.

      We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

      We will set forth in the applicable prospectus supplement the terms and conditions upon which we can make changes to an indenture or the debt securities. There are three types of changes we can make to the indentures and the debt securities:

Changes Requiring Your Approval

      Except as otherwise set forth in the prospectus supplement, we cannot make the following changes to your debt securities without your specific approval:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver under the indenture;

•	reduce the rate of, or extend the time for payment of, interest on any debt securities issued under the indenture;

•	reduce the principal of, or extend the stated maturity of, any debt securities issued under the indenture;

•	make any debt securities payable in money other than that stated in the debt securities;

•	impair the right of any holder of the debt securities to receive payment of principal of, premium, if any, and interest on, such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities or any subsidiary guaranty;

•	if applicable, subordinate the debt securities or any related subsidiary guaranty to any other obligation of ours or the applicable subsidiary guarantor;

•	make any change in any subsidiary guaranty that would adversely affect in any material respect the holders of the debt securities under the indenture.

Changes Requiring a Majority Vote

      The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for the changes discussed above requiring your approval and the changes discussed below not requiring approval. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described under “— Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval

      Except as otherwise set forth in a prospectus supplement, we and the trustee may modify or amend provisions of the indenture or enter into a supplement indenture without the consent of any holder for any of the following purposes:

•	establish the form and terms of debt securities of any series;

•	modify the existing covenants and events of default solely in respect of, or add new covenants and events of default that apply solely to, debt securities not yet issued and outstanding on the date of the supplemental indenture;

•	designate a bank or trust company to act as trustee for a series of debt securities;

•	to secure the debt securities, add covenants or new events of default for the benefit of the holders of the debt securities or surrender any right or power conferred upon us;

•	to cure any ambiguity, omission, defect or inconsistency in the indenture;

•	to provide for the assumption by a surviving person of our obligations under the indenture or the obligations of a subsidiary guarantor under the indenture and its subsidiary guaranty;

•	to provide for uncertificated notes in addition to or in place of certificated notes provided that certain conditions are met;

•	to add additional subsidiary guarantees with respect to the debt securities or to release subsidiary guarantors from subsidiary guarantees as provided by the terms of the indenture;

•	to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities under the indenture;

•	to comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act; or

•	to provide for the issuance of additional debt securities in accordance with the indenture.

Discharge, Defeasance and Covenant Defeasance

Discharge

      We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

Full Defeasance

      We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean, we and the subsidiary guarantors, as applicable, can legally release ourselves from any payment or other obligations on the debt securities if we put in place the following arrangements to repay you:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities money or U.S. government obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates (as opined to by a firm of independent certified public accountants).

•	No default or event of default has occurred and is continuing on the date of such deposit and after giving effect thereto.

•	Such deposit does not constitute a default under any other agreement or instrument binding on us.

•	We must deliver to the trustee a legal opinion to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company.

•	The current federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We must deliver to the trustee a legal opinion confirming the tax law change or IRS ruling described above.

•	We must deliver to the trustee an officers’ certificate and a legal opinion stating that all conditions precedent to the defeasance and discharge of the debt securities to be defeased have been complied with as required by the indenture.

      If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. You would also be released from any subordination provisions.

Covenant Defeasance

      Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities. In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities money or U.S. government obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates (as opined to by a firm of independent certified public accountants).

•	No default or event of default has occurred and is continuing on the date of such deposit and after giving effect thereto.

•	Such deposit does not constitute a default under any other agreement or instrument binding on us.

•	We must deliver to the trustee a legal opinion to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company.

•	We must deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•	We must deliver to the trustee an officers’ certificate and a legal opinion stating that all conditions precedent to the defeasance and discharge of the debt securities to be defeased have been complied with as required by the indenture.

      In the event we effect covenant defeasance with respect to the debt securities of any series, then any failure by us to comply with any covenant as to which there has been covenant defeasance will not constitute an event of default with respect to the debt securities of such series. However, if the debt securities of such series are declared due and payable because of the occurrence of any other event of default, the amount of money and/or government obligations deposited with the trustee to effect such covenant defeasance may not be sufficient to pay amounts due on such debt securities at the time of any acceleration resulting from such event of default. However, we and the subsidiary guarantors would remain liable to make payment of such amounts due at the time of acceleration.

Global Certificates

      The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depository identified in a prospectus supplement.

      The specific terms of the depository arrangements with respect to any debt securities of a series will be described in a prospectus supplement.

      Unless otherwise specified in a prospectus supplement, debt securities issued in the form of a global certificate to be deposited with a depository will be represented by a global certificate registered in the name of the depository or its nominee. Upon the issuance of a global certificate in registered form, the depository for the global certificate will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global certificate to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited shall be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in a global certificate will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee for the global certificate. Ownership of beneficial interests in a global certificate by persons that hold through participants will be shown on, and the transfer of that ownership interest within the participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global certificate.

      So long as the depository for a global certificate in registered form, or its nominee, is the registered owner of the global certificate, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities of the series represented by the global certificate for all purposes under the indentures. Generally, owners of beneficial interests in a global certificate will not be entitled to have debt securities of the series represented by the global certificate registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders of the global certificate under the applicable indenture.

      Payment of principal of, premium, if any, and any interest on debt securities of a series registered in the name of or held by a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner or the holder of a global certificate representing the debt securities. None of us, the trustee, any paying agent, or the applicable debt security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate for the debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

      We expect that the depository for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global certificate, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global certificate as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a global certificate held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and the payments will be the responsibility of the participants. However, we have no control over the practices of the depository and/or the participants and there can be no assurance that these practices will not be changed.

      Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depository.

      Unless otherwise stated in any prospectus supplement, The Depository Trust Company, New York, New York will act as depository. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by The Depository Trust Company and its participants.

Description of Capital Stock

      We are authorized to issue up to 97,000,000 shares of common stock, $0.01 par value per share and 3,000,000 million shares of preferred stock, $0.01 par value per share. The following description summarizes information about our capital stock. You can obtain more information about our capital stock by reviewing our certificate of incorporation and bylaws, as well as the Delaware General Corporation Law.

Common Stock

      Shares Outstanding; Listing. As of January 26, 2005, we had 44,856,437 shares of common stock outstanding. No other shares of any class of common stock were issued and outstanding as of January 26, 2005. In addition, we have reserved (1) 5,462,204 shares of common stock issuable upon exercise of outstanding stock options under our Annual and Long Term Incentive Plan, and (2) 499,506 shares of common stock that may be issued in connection with awards granted in the future under our Annual and Long Term Incentive Plan. Our common stock is listed on the New York Stock Exchange under the symbol “TOA.”

      Voting Rights. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Thus, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Our certificate of incorporation provides that our directors cannot be removed other than with the consent of holders of not less than two-thirds of the voting power of our common stock. Currently, TOSA owns 73.38% of the voting power of our common stock.

      Dividends. Each share of common stock is entitled to receive dividends if, as and when declared by the board of directors out of funds legally available for that purpose, subject to preferences that may apply to any preferred stock that we may issue in the future.

      Liquidation Rights. In the event of our dissolution or liquidation, after satisfaction of all our debts and liabilities and distributions to the holders of any preferred stock that we may issue in the future, of amounts to which they are preferentially entitled, holders of our common stock are entitled to receive ratably all of our assets available in the distribution of assets to the stockholders.

      Other Provisions. There are no conversion rights or preemptive or subscription rights to subscribe for any additional securities which we may issue. There are no redemption provisions or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

      The rights and preferences of holders of our common stock are subject to the rights of any series of preferred stock which we may issue in the future.

Preferred Stock

      As of January 26, 2005, there were no shares of our preferred stock outstanding.

      Our board of directors is authorized by our certificate of incorporation to provide for the issuance of shares of preferred stock, in one or more series, to establish or modify the number of shares to be included in each series, to fix or modify the designation, rights, preferences, privileges and restrictions of the shares of each series and to increase or decrease the number of shares of any series of preferred stock, all without any further vote or action by our stockholders. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock.

      The prospectus supplement will specify as to each issuance of preferred stock:

•	the maximum number of shares;

•	the designation of the shares;

•	annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates and whether dividends will be cumulative;

•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	the terms and conditions, if any, for conversion or exchange of shares into or for any other class or classes of our capital stock or any series of any other class or classes, or into or for any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

      Preferred stock will be fully paid and nonassessable upon issuance.

      If we issue preferred stock with voting rights, it could make it more difficult for a third party to acquire control of us and could adversely affect the rights of holders of common stock. Preferred stockholders typically are entitled to satisfaction in full of specified dividend and liquidation rights before any payment of dividends or distribution of assets on liquidation can be made to holders of common stock. Also, any voting rights granted to our preferred stock may dilute the voting rights of our common stock. Under some circumstances, control of our company could shift from the holders of common stock to the holders of preferred stock with voting rights. Certain fundamental matters requiring stockholder approval (such as mergers, sale of assets, and certain amendments to our certificate of incorporation) may require approval by the separate vote of the holders of preferred stock in addition to any required vote of the common stock.

Registration Rights

      Under a Registration Rights Agreement, dated June 25, 2002, between us and Technical Olympic, we agreed with Technical Olympic that we would register under the Securities Act the resale of all of the shares of common stock or securities issued in respect of, or in exchange for, such common stock then held, or from time to time thereafter held, by Technical Olympic. As a result of an October 2003 restructuring transaction, the shares of our common stock owned by Technical Olympic were transferred to TOSA and all of Technical Olympic’s rights and obligations under the Registration Rights Agreement inured to the benefit of TOSA.

      TOSA has the right to request that we file, and use our best efforts to have declared effective as soon as practicable, a registration statement with the Commission at any time (subject to the aggregate value of the registrable securities requested to be registered being at least $2,000,000 and certain cut-back provisions if distribution will be by means of an underwriting and market factors require a limitation of the number of shares to be underwritten). We are not required to file such a registration statement more frequently than once every six months. TOSA is entitled to three such demand registrations. Furthermore, if we are eligible to use a Form S-3, we have agreed to file, and use our best efforts to have declared effective, a shelf registration statement with the Commission upon the request of TOSA (subject to the registrable securities requested to be registered having a minimum aggregate disposition price of at least $2,000,000). We must use our best efforts to keep the shelf registration statement continuously effective. We are not required to file a shelf registration statement more than twice in any twelve-month period. In addition, if we register the sale of any of our securities by us or any other holder of our securities in connection with an underwritten offering, TOSA has the right to request that its shares be included in such registration statement, subject to certain cut-back provisions if market factors require a limitation of the number of shares to be underwritten.

Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

      Certain provisions of Delaware law and our certificate of incorporation and bylaws, summarized below, may discourage, delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for shares held by our stockholders.

      Pursuant to Section 203(b)(1) of the Delaware corporate law, our certificate of incorporation provides that the provisions of Section 203 shall not apply to us. However, as our controlling stockholder, TOSA has the power to amend our certificate of incorporation at any time. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination with an interested stockholder” for a period of three years after the time such stockholder became an interested stockholder unless, subject to exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. A “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation’s voting stock. If applicable, these provisions may have the effect of delaying, deferring or preventing a change in control without further action by the stockholders.

      Our certificate of incorporation provides that our board of directors may issue shares of our authorized but unissued common stock and preferred stock without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions or employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

      Our bylaws provide that special meetings of stockholders can be called only by the board of directors, the Chairman of the board, if any, or the President. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting by the board of directors, the Chairman of the board, if any, or the President. Our bylaws provide that stockholders must follow an advance notification procedure for certain stockholder nominations of candidates for the board of directors and for certain other stockholder business to be conducted at an annual meeting or special meeting.

Indemnification of Officers and Directors

      As permitted by the Delaware General Corporation Law, we have included a provision in our certificate of incorporation to eliminate the personal liability of our officers and directors incurred by them solely by reason of their service to our company.

      We have also entered into indemnification agreements with each of the members of our board of directors. Under the terms of the indemnification agreements, each director is entitled to the right of indemnification if, by reason of his/her corporate status, he/she is, or is threatened to be made, a party to or participant in any threatened, pending or completed proceedings. We will indemnify each director against expenses, judgments, penalties, etc. actually and reasonably incurred by him/her or on his/her behalf in connection with such proceeding or any claim, issue or matter therein, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal proceeding, had no reasonable cause to believe his/her conduct was unlawful. We will indemnify each director for all expenses actually and reasonably incurred if he/she is successful on the merits. The indemnification agreements also provide for advancement of reasonable expenses, subject to proper notice being submitted to us.

Transfer Agent

      The Transfer Agent and Registrar for our common stock is Equiserve Trust Company, N.A.

Description of Warrants

      We may issue warrants for the purchase of debt securities, common stock, preferred stock or depositary shares. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. We will file a copy of the warrants and warrant agreement with the Commission at or before the offering of the applicable series of warrants.

      The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which warrants will be issued;

•	the designation, terms and number of securities purchasable upon exercise of warrants;

•	the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security;

•	the date, if any, on and after which warrants and the related securities will be separately transferable;

•	if applicable, the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	if applicable, the number of shares of preferred stock, common stock or depositary shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of warrants which may be exercised at any one time;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, or other agents;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Stock Purchase Contracts and Stock Purchase Units

      We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to as “stock purchase contracts.” The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred stock, depositary shares, debt obligations of third parties, including U.S. Treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, which may secure the holders’ obligations to purchase the common stock under the stock purchase contracts, which we refer to as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and in some circumstances we may deliver newly issued prepaid common stock purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing that holder’s obligations under the original purchase contract. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or prefunded on some basis.

      The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units and, if applicable, prepaid securities. This description is not complete and the description in the prospectus supplement will not necessarily be complete and may not contain all of the information that you may find useful. Therefore, you should read the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued before you buy any stock purchase contract or stock purchase unit. We will file a copy of those documents with the Commission at or before the offering of the applicable series of stock purchase contracts or stock purchase units and, if applicable, prepaid securities. If any particular terms of the stock purchase contracts or stock purchase units described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement. Selected United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts may also be discussed in the applicable prospectus supplement.

Description of Depositary Shares

General

      We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and, if applicable, dividend disbursing agent for the depositary shares. These receipts are known as depositary shares. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary.

      We describe in this section the general terms that will apply to any particular series of depositary shares that we may offer by this prospectus and an applicable prospectus supplement in the future. We have summarized the material provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares that we may issue. The description in this prospectus of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares is not complete and the description in any applicable prospectus supplement will not be complete and may not contain all of the information that you may find useful. Therefore, you should read the depositary agreement and the depositary receipts relating to your series of depositary shares before you buy any depositary shares. The deposit agreement and the depositary receipts will contain the full legal text of the matters described in this section. We will file a copy of those documents with the Commission at or before the time of the offering of the depositary shares. If any particular terms of the depositary agreement or the depositary shares described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement. Selected United States federal income tax considerations applicable to the depositary shares may also be discussed in the applicable prospectus supplement.

      Holders of depositary receipts will be deemed to agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

      Upon surrender of depositary receipts by a holder of depositary shares at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, the holder of depositary shares is entitled to receive the shares of preferred stock underlying the surrendered depositary receipts.

Voting Rights, Dividends and Other Distributions

      Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the preferred stock represented by those depositary shares.

      A depositary will be required to distribute all cash dividends or other cash distributions received in respect of the applicable preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary shares owned by the holders. Fractions will be rounded down to the nearest whole cent.

      If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto. However, if the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the securities or property and distributing the net proceeds to the holders.

      The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

      No distributions will be made on any depositary shares that represent preferred stock converted or exchanged. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock will be made available to holders of depositary shares. All distributions are subject to obligations of holders to file proof of ownership and residency, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Stock

      You may receive the number of whole shares of your series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the depositary shares which you surrender exceed the number of depositary shares that represent the number of whole shares of preferred stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred stock, you will not be entitled to re-deposit that preferred stock under the deposit agreement in order to receive depositary shares.

Redemption of Depositary Shares

      If the series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share for the applicable series of preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or ratably as the depositary will decide.

      After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any moneys or other property to which the holders of the depositary shares were entitled upon the redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting of the Preferred Stock

      Upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares.

Liquidation Preference

      Upon our liquidation, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share, as shown in the applicable prospectus supplement.

Conversion or Exchange of Preferred Stock

      The depositary shares will not themselves be convertible into or exchangeable for common stock, preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the exchange of the preferred stock represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred stock to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Amendment and Termination of a Deposit Agreement

      The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement as amended.

      Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if a majority of each series of preferred stock affected by the termination consents to the termination. When that occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

•	all depositary shares outstanding shall have been redeemed;

•	there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution shall have been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

•	each of the shares of related preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

      We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

      A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $150 million.

Miscellaneous

      A depositary will be required to forward to holders of depositary receipts any reports and communications from us that are received by it with respect to the related preferred stock.

      Neither a depositary nor we will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing their duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

      If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

Plan of Distribution

      We may offer and sell the securities (1) through underwriters or dealers, (2) through agents, or (3) directly to one or more purchasers. The prospectus supplement with respect to the offered securities will set forth the terms of the offering, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts, agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers; and

•	any securities exchanges on which the applicable securities may be listed or traded.

Sale Through Underwriters

      If any underwriters are involved in the offer and sale, the securities will be acquired by the underwriters for their own account and may be resold by them, either at a fixed public offering price established at the time of offering or from time to time in one or more negotiated transactions or otherwise, at prices related to prevailing market prices determined at the time of sale. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities described in the prospectus supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Sale Through Agents

      We may offer and sell the securities through an agent or agents designated by us from time to time. An agent may sell securities it has purchased from us as principal to other dealers for resale to investors and other purchasers, and may reallow all or any portion of the discount received in connection with the purchase from us to the dealers. Unless otherwise stated in a prospectus supplement, the agent or agents will agree to use their best efforts to solicit purchases for the period of their appointment. After the initial offering of the securities, the offering price (in the case of securities to be resold at a fixed offering price), the concession and the discount may be changed. Any agent participating in the distribution of the securities may be deemed to be an “underwriter,” as that term is defined in the Securities Act, of the securities so offered and sold.

Delayed Delivery Contracts

      If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Direct Sales

      We also may sell the offered securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

Derivative Transactions

      We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

General Information

      In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

      Neither we nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any underwriter makes any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against some liabilities, including liabilities under the Securities Act.

      The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement if appropriate.

      Some or all of the securities may be new issues of securities with no established trading market. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

      Underwriters, dealers and agents may engage in transactions with or perform services, including various investment banking and other services, for us and/or any of our affiliates in the ordinary course of business.

Where You Can Find More Information

      We file annual, quarterly and special reports and other information with the Commission. You may read our Commission filings over the Internet at the Commission’s website at http://www.sec.gov. You may also read and copy documents at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available via our website at http://www.tousa.com. We do not intend the information on our website to constitute part of this prospectus and registration statement.

      We incorporate into this prospectus and registration statement by reference the following documents filed by us with the Commission, each of which should be considered an important part of this prospectus and registration statement:

Commission Filing (File No. 001-32322)	Period Covered or Date of Filing

Annual Report on Form 10-K	Year ended December 31, 2003
Quarterly Report on Form 10-Q	Quarters ended March 31, 2004, June 30, 2004 and September 30, 2004
Current Report on Form 8-K, other than any information furnished pursuant to Item 2.02, Item 7.01, Item 9 or Item 12 of Form 8-K	February 10, 2004, March 10, 2004, March 11, 2004, April 16, 2004, April 28, 2004, May 25, 2004, August 24, 2004, September 17, 2004, October 18, 2004, October 28, 2004, November 12, 2004, November 30, 2004, December 2, 2004, December 20, 2004, December 21, 2004, February 17, 2005 and February 22, 2005
Description of our common stock contained in Registration Statement on Form 8-A and any amendment or report filed for the purpose of updating such description	January 28, 1998 and October 18, 2004
All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form  8-K or as otherwise permitted by Commission rules and regulations
After the date of this prospectus

      Any statement contained in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and registration statement. While any securities described herein remain outstanding, we will make available at no cost, upon written or oral request, to any beneficial owner and any prospective purchaser of securities described herein any of the documents incorporated by reference in this prospectus and registration statement and the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed to us at the following address: 4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida 33021, Attn: General Counsel, (954) 364-4000.

      The information in this prospectus and registration statement and any prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus and registration statement and any prospectus supplement, as well as the documents incorporated by reference in the prospectus and registration statement, before making an investment decision.

Legal Matters

      The validity of any securities offered under this prospectus or any prospectus supplement will be passed upon for us by Akerman Senterfitt, Miami, Florida. Certain legal matters in connection with the offered securities may also be passed upon for any underwriters, dealers or agents by counsel specified in the prospectus supplement.

Experts

      Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$500,000,000

TECHNICAL OLYMPIC USA, INC.

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS
DEPOSITARY SHARES

PROSPECTUS

                    , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

      The following table sets forth the estimated expenses, other than underwriting discounts and other expenses associated with offerings of particular securities, in connection with the issuance and distribution of the securities being registered.

Commission Registration Fee	$58,850
Trustee’s Fees and Expenses	N/A	(1)
Rating Agencies’ Fees	N/A	(1)
Transfer Agent and Registrar Fees and Expenses	N/A	(1)
Legal Fees and Expenses	50,000	*(1)
Accounting Fees and Expenses	25,000	*(1)
Printing, Engraving and Mailing Expenses	10,000	*(1)
Miscellaneous	15,000	*(1)

Total	$158,850	*

*	Estimated.

(1)	Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

Item 15.	Indemnification of Directors and Officers.

      Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he/she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he/she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him/her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him/her in any such capacity, or arising out of his/her status as such whether or not the corporation would have the power to indemnify him/her against such liabilities under Section 145.

      Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

      The registrant has adopted the provisions described above in its Certificate of Incorporation. The registrant has also entered into indemnification agreements with each of the members of its board of directors. Under the terms of the indemnification agreements, each director is entitled to the right of indemnification if, by reason of his/her corporate status, he/she is, or is threatened to be made, a party to or participant in any threatened, pending or completed proceedings. The registrant will indemnify each director against expenses, judgments, penalties, etc. actually and reasonably incurred by him/her or on his/her behalf in connection with such proceeding or any claim, issue or matter therein, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe his/her conduct was unlawful. The registrant will indemnify each director for all expenses actually and reasonably incurred if he/she is successful on the merits. The indemnification agreements also provide for advancement of reasonable expenses, subject to proper notice being submitted to the registrant.

Item 16.	Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*
4.15	Form of Senior Indenture.**
4.16	Form of Subordinated Indenture.**
4.17	Form of Senior Subordinated Indenture.**
4.18	Form of Senior Debt Security.*
4.19	Form of Subordinated Debt Security.*
4.20	Form of Senior Subordinated Debt Security.*
4.21	Form of Certificate of Designation of Preferred Stock.*
4.22	Form of Certificate for Preferred Stock.*
4.23	Form of Warrant.*
4.24	Form of Warrant Agreement.*
4.25	Form of Stock Purchase Contract Agreement.*
4.26	Form of Stock Purchase Contract Unit.*
4.27	Form of Deposit Agreement.*
4.28	Form of Depositary Receipt.*

Exhibit No.	Description

5.1	Opinion of Akerman Senterfitt.*
12.1	Computation of Ratio of Earnings to Fixed Charges.***
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.**
23.2	Consent of Akerman Senterfitt (included in Exhibit 5.1).*
24.1	Power of Attorney (set forth on the signature pages of this registration statement).****
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.*
25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.*
25.3	Form T-1 Statement of Eligibility of Trustee for Senior Subordinated Indenture under the Trust Indenture Act of 1939.*

*	To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the Registration Statement.

**	Filed herewith.

***	Previously filed.

****	Unless set forth on the signature pages of this registration statement, previously filed.

Item 17.	Undertakings

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

TECHNICAL OLYMPIC USA, INC.

By:	/s/ DAVID J. KELLER

Name: David J. Keller

Title:	Senior Vice President, Chief Financial Officer and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Antonio B. Mon	Executive Vice Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director	February 22, 2005

/s/ DAVID J. KELLER David J. Keller	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Vice President — Chief Accounting Officer (Principal Accounting Officer)	February 22, 2005

* Konstantinos Stengos	Chairman of the Board and Director	February 22, 2005

* Marianna Stengou	Director	February 22, 2005

* Lonnie M. Fedrick	Director	February 22, 2005

* Andreas Stengos	Director	February 22, 2005

* George Stengos	Director	February 22, 2005

* Larry D. Horner	Director	February 22, 2005

Signature	Title	Date

* William A. Hasler	Director	February 22, 2005

* Michael J. Poulos	Director	February 22, 2005

* Susan B. Parks	Director	February 22, 2005

* J. Bryan Whitworth	Director	February 22, 2005

*/s/ DAVID J. KELLER David J. Keller Attorney-in-Fact

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

ENGLE HOMES DELAWARE, INC.

By:	/s/ DAVID J. KELLER

David J. Keller
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Antonio B. Mon	President (Principal Executive Officer)	February 22, 2005

/s/ DAVID J. KELLER David J. Keller	Vice President — Finance and Administration (Principal Financial Officer) and Treasurer	February 22, 2005

/s/ RUSSELL DEVENDORF Russell Devendorf	Director	February 22, 2005

/s/ SORANA L. GEORGESCU Sorana L. Georgescu	Director	February 22, 2005

* Gordon W. Stewart	Director	February 22, 2005

*/s/ DAVID J. KELLER David J. Keller Attorney-in-Fact

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

ENGLE HOMES RESIDENTIAL CONSTRUCTION, L.L.C.

By:	TOUSA Homes, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller
Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID J. KELLER David J. Keller	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	February 22, 2005

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

ENGLE/JAMES LLC

By:	TOUSA Homes, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller
Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID J. KELLER David J. Keller	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	February 22, 2005

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

MCKAY LANDING LLC

By:	TOUSA Homes, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller

Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID J. KELLER David J. Keller	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	February 22, 2005

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

NEWMARK HOMES BUSINESS TRUST

By:	/s/ RANDY L. KOTLER

Randy L. Kotler

Managing Trustee

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RANDY L. KOTLER Randy L. Kotler	Managing Trustee	February 22, 2005

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

NEWMARK HOMES, L.L.C.

By:	TOUSA Homes, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller

Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID J. KELLER David J. Keller	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	February 22, 2005

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

NEWMARK HOMES, L.P.

By:	TOUSA Homes, Inc., its General Partner

By:	/s/ DAVID J. KELLER

David J. Keller

Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID J. KELLER David J. Keller	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	February 22, 2005

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

NEWMARK HOMES PURCHASING, L.P.

By: Newmark Homes, L.P., its General Partner

By: TOUSA Homes, Inc., its General Partner

By:	/s/ DAVID J. KELLER

David J. Keller

Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID J. KELLER David J. Keller	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	February 22, 2005

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

PREFERRED BUILDERS REALTY, INC.

By:	/s/ DAVID J. KELLER

David J. Keller

Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Paul Ackerman	President (Principal Executive Officer)	February 22, 2005

/s/ DAVID J. KELLER David J. Keller	Vice President and Treasurer (Principal Financial Officer) and Director	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director	February 22, 2005

*/s/ DAVID J. KELLER David J. Keller Attorney-in-Fact

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

SILVERLAKE INTERESTS, L.C.

By: Newmark Homes, L.P., its Sole Member

By: TOUSA Homes, Inc., its General Partner

By:	/s/ DAVID J. KELLER

David J. Keller

Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID J. KELLER David J. Keller	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	February 22, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

TOI, LLC

By: Technical Olympic USA, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller
Senior Vice President,

Chief Financial Officer and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Antonio B. Mon	Director of Technical Olympic USA, Inc.	February 22, 2005

* Konstantinos Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

* Marianna Stengou	Director of Technical Olympic USA, Inc.	February 22, 2005

* Lonnie M. Fedrick	Director of Technical Olympic USA, Inc.	February 22, 2005

* Andreas Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

* George Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

* Larry D. Horner	Director of Technical Olympic USA, Inc.	February 22, 2005

* William A. Hasler	Director of Technical Olympic USA, Inc.	February 22, 2005

* Michael J. Poulos	Director of Technical Olympic USA, Inc.	February 22, 2005

Signature	Title	Date

* Susan B. Parks	Director of Technical Olympic USA, Inc.	February 22, 2005

* J. Bryan Whitworth	Director of Technical Olympic USA, Inc.	February 22, 2005

*/s/ DAVID J. KELLER David J. Keller Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

TOUSA ASSOCIATES SERVICES COMPANY

By:	/s/ PATRICIA M. PETERSEN

Patricia M. Petersen

Vice President and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Clint Ooten	President (Principal Executive Officer)	February 22, 2005

/s/ DAVID J. KELLER David J. Keller	Vice President, Treasurer (Principal Financial Officer) and Director	February 22, 2005

* Antonio B. Mon	Director	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director	February 22, 2005

*/s/ DAVID J. KELLER David J. Keller Attorney-in-Fact

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

TOUSA DELAWARE, INC.

By:	/s/ DAVID J. KELLER

David J. Keller

Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Antonio B. Mon	President	February 22, 2005

/s/ DAVID J. KELLER David J. Keller	Vice President and Treasurer	February 22, 2005

/s/ RUSSELL DEVENDORF Russell Devendorf	Director	February 22, 2005

/s/ SORANA L. GEORGESCU Sorana L. Georgescu	Director	February 22, 2005

* Gordon W. Stewart	Director	February 22, 2005

*/s/ DAVID J. KELLER David J. Keller Attorney-in-Fact

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

TOUSA FINANCING, INC.

By:	/s/ DAVID J. KELLER

David J. Keller

Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Antonio B. Mon	President (Principal Executive Officer)	February 22, 2005

/s/ DAVID J. KELLER David J. Keller	Vice President — Finance and Administration (Principal Financial Officer) and Treasurer	February 22, 2005

* Gordon W. Stewart	Director	February 22, 2005

/s/ SORANA L. GEORGESCU Sorana L. Georgescu	Director	February 22, 2005

/s/ RUSSELL DEVENDORF Russell Devendorf	Director	February 22, 2005

*/s/ DAVID J. KELLER David J. Keller Attorney-in-Fact

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

TOUSA HOMES, INC.

By:	/s/ DAVID J. KELLER

David J. Keller

Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Antonio B. Mon	President (Principal Executive Officer)	February 22, 2005

/s/ DAVID J. KELLER David J. Keller	Vice President and Treasurer (Principal Financial Officer) and Director	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director	February 22, 2005

*/s/ DAVID J. KELLER David J. Keller Attorney-in-Fact

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

TOUSA HOMES INVESTMENT #1, L.P.

By:	TOUSA, LLC, its General Partner

By:	Technical Olympic USA, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller

Senior Vice President,

Chief Financial Officer and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonio B. Mon and David J. Keller, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant’s registration statement on Form S-3 under the Securities Act of 1933, including to sign the registration statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the registration statement, including any and all stickers and post-effective amendments or supplements to the registration statement and to sign any and all additional registration statements relating to the same offerings of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTONIO B. MON Antonio B. Mon	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ KONSTANTINOS STENGOS Konstantinos Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ MARIANNA STENGOU Marianna Stengou	Director of Technical Olympic USA, Inc.	February 22, 2005

Signature	Title	Date

/s/ LONNIE M. FEDRICK Lonnie M. Fedrick	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ ANDREAS STENGOS Andreas Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ GEORGE STENGOS George Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ LARRY D. HORNER Larry D. Horner	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ WILLIAM A. HASLER William A. Hasler	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ MICHAEL J. POULOS Michael J. Poulos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ SUSAN B. PARKS Susan B. Parks	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ J. BRYAN WHITWORTH J. Bryan Whitworth	Director of Technical Olympic USA, Inc.	February 22, 2005

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

TOUSA HOMES INVESTMENT #1, LLC

By:	TOUSA Homes, L.P., its Sole Member

By:	TOUSA, LLC, its General Partner

By:	Technical Olympic USA, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller

Senior Vice President,

Chief Financial Officer and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonio B. Mon and David J. Keller, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant’s registration statement on Form S-3 under the Securities Act of 1933, including to sign the registration statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the registration statement, including any and all stickers and post-effective amendments or supplements to the registration statement and to sign any and all additional registration statements relating to the same offerings of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTONIO B. MON Antonio B. Mon	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ KONSTANTINOS STENGOS Konstantinos Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

Signature	Title	Date

/s/ MARIANNA STENGOU Marianna Stengou	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ LONNIE M. FEDRICK Lonnie M. Fedrick	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ ANDREAS STENGOS Andreas Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ GEORGE STENGOS George Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ LARRY D. HORNER Larry D. Horner	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ WILLIAM A. HASLER William A. Hasler	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ MICHAEL J. POULOS Michael J. Poulos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ SUSAN B. PARKS Susan B. Parks	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ J. BRYAN WHITWORTH J. Bryan Whitworth	Director of Technical Olympic USA, Inc.	February 22, 2005

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

TOUSA HOMES INVESTMENT #2, LLC

By:	TOUSA Homes, L.P., its Sole Member

By:	TOUSA, LLC, its General Partner

By:	Technical Olympic USA, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller

Senior Vice President,

Chief Financial Officer and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonio B. Mon and David J. Keller, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant’s registration statement on Form S-3 under the Securities Act of 1933, including to sign the registration statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the registration statement, including any and all stickers and post-effective amendments or supplements to the registration statement and to sign any and all additional registration statements relating to the same offerings of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTONIO B. MON Antonio B. Mon	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ KONSTANTINOS STENGOS Konstantinos Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

Signature	Title	Date

/s/ MARIANNA STENGOU Marianna Stengou	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ LONNIE M. FEDRICK Lonnie M. Fedrick	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ ANDREAS STENGOS Andreas Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ GEORGE STENGOS George Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ LARRY D. HORNER Larry D. Horner	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ WILLIAM A. HASLER William A. Hasler	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ MICHAEL J. POULOS Michael J. Poulos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ SUSAN B. PARKS Susan B. Parks	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ J. BRYAN WHITWORTH J. Bryan Whitworth	Director of Technical Olympic USA, Inc.	February 22, 2005

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

TOUSA HOMES INVESTMENT #1, INC.

By:	/s/ DAVID J. KELLER

David J. Keller

Senior Vice President,

Chief Financial Officer and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonio B. Mon and David J. Keller, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant’s registration statement on Form S-3 under the Securities Act of 1933, including to sign the registration statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the registration statement, including any and all stickers and post-effective amendments or supplements to the registration statement and to sign any and all additional registration statements relating to the same offerings of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ANTONIO B. MON Antonio B. Mon	President (Principal Executive Officer)	February 22, 2005

/s/ DAVID J. KELLER David J. Keller	Vice President and Treasurer (Principal Financial Officer) and Director	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director	February 22, 2005

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

TOUSA HOMES INVESTMENT #2, INC.

By:	/s/ DAVID J. KELLER

David J. Keller

Senior Vice President,

Chief Financial Officer and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonio B. Mon and David J. Keller, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant’s registration statement on Form S-3 under the Securities Act of 1933, including to sign the registration statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the registration statement, including any and all stickers and post-effective amendments or supplements to the registration statement and to sign any and all additional registration statements relating to the same offerings of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ANTONIO B. MON Antonio B. Mon	President (Principal Executive Officer)	February 22, 2005

/s/ DAVID J. KELLER David J. Keller	Vice President and Treasurer (Principal Financial Officer) and Director	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director	February 22, 2005

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

TOUSA HOMES, L.P.

By:	TOUSA, LLC, its General Partner

By:	Technical Olympic USA, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller
Senior Vice President,
Chief Financial Officer and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Antonio B. Mon	Director of Technical Olympic USA, Inc.	February 22, 2005

* Konstantinos Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

* Marianna Stengou	Director of Technical Olympic USA, Inc.	February 22, 2005

* Lonnie M. Fedrick	Director of Technical Olympic USA, Inc.	February 22, 2005

* Andreas Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

* George Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

* Larry D. Horner	Director of Technical Olympic USA, Inc.	February 22, 2005

* William A. Hasler	Director of Technical Olympic USA, Inc.	February 22, 2005

Signature	Title	Date

* Michael J. Poulos	Director of Technical Olympic USA, Inc.	February 22, 2005

* Susan B. Parks	Director of Technical Olympic USA, Inc.	February 22, 2005

* J. Bryan Whitworth	Director of Technical Olympic USA, Inc.	February 22, 2005

* /s/ DAVID J. KELLER David J. Keller Attorney-in-Fact

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

TOUSA INVESTMENT #1, LLC

By:	Technical Olympic USA, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller

Senior Vice President,

Chief Financial Officer and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonio B. Mon and David J. Keller, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant’s registration statement on Form S-3 under the Securities Act of 1933, including to sign the registration statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the registration statement, including any and all stickers and post-effective amendments or supplements to the registration statement and to sign any and all additional registration statements relating to the same offerings of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTONIO B. MON Antonio B. Mon	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ KONSTANTINOS STENGOS Konstantinos Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ MARIANNA STENGOU Marianna Stengou	Director of Technical Olympic USA, Inc.	February 22, 2005

Signature	Title	Date

/s/ LONNIE M. FEDRICK Lonnie M. Fedrick	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ ANDREAS STENGOS Andreas Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ GEORGE STENGOS George Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ LARRY D. HORNER Larry D. Horner	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ WILLIAM A. HASLER William A. Hasler	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ MICHAEL J. POULOS Michael J. Poulos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ SUSAN B. PARKS Susan B. Parks	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ J. BRYAN WHITWORTH J. Bryan Whitworth	Director of Technical Olympic USA, Inc.	February 22, 2005

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

TOUSA INVESTMENT #2, LLC

By:	Technical Olympic USA, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller

Senior Vice President,

Chief Financial Officer and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonio B. Mon and David J. Keller, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant’s registration statement on Form S-3 under the Securities Act of 1933, including to sign the registration statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the registration statement, including any and all stickers and post-effective amendments or supplements to the registration statement and to sign any and all additional registration statements relating to the same offerings of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTONIO B. MON Antonio B. Mon	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ KONSTANTINOS STENGOS Konstantinos Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ MARIANNA STENGOU Marianna Stengou	Director of Technical Olympic USA, Inc.	February 22, 2005

Signature	Title	Date

/s/ LONNIE M. FEDRICK Lonnie M. Fedrick	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ ANDREAS STENGOS Andreas Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ GEORGE STENGOS George Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ LARRY D. HORNER Larry D. Horner	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ WILLIAM A. HASLER William A. Hasler	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ MICHAEL J. POULOS Michael J. Poulos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ SUSAN B. PARKS Susan B. Parks	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ J. BRYAN WHITWORTH J. Bryan Whitworth	Director of Technical Olympic USA, Inc.	February 22, 2005

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

TOUSA INVESTMENT #3, LLC

By:	Technical Olympic USA, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller

Senior Vice President,

Chief Financial Officer and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonio B. Mon and David J. Keller, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant’s registration statement on Form S-3 under the Securities Act of 1933, including to sign the registration statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the registration statement, including any and all stickers and post-effective amendments or supplements to the registration statement and to sign any and all additional registration statements relating to the same offerings of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTONIO B. MON Antonio B. Mon	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ KONSTANTINOS STENGOS Konstantinos Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ MARIANNA STENGOU Marianna Stengou	Director of Technical Olympic USA, Inc.	February 22, 2005

Signature	Title	Date

/s/ LONNIE M. FEDRICK Lonnie M. Fedrick	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ ANDREAS STENGOS Andreas Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ GEORGE STENGOS George Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ LARRY D. HORNER Larry D. Horner	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ WILLIAM A. HASLER William A. Hasler	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ MICHAEL J. POULOS Michael J. Poulos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ SUSAN B. PARKS Susan B. Parks	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ J. BRYAN WHITWORTH J. Bryan Whitworth	Director of Technical Olympic USA, Inc.	February 22, 2005

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

TOUSA INVESTMENT #4, LLC

By:	Technical Olympic USA, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller

Senior Vice President,

Chief Financial Officer and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonio B. Mon and David J. Keller, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant’s registration statement on Form S-3 under the Securities Act of 1933, including to sign the registration statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the registration statement, including any and all stickers and post-effective amendments or supplements to the registration statement and to sign any and all additional registration statements relating to the same offerings of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTONIO B. MON Antonio B. Mon	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ KONSTANTINOS STENGOS Konstantinos Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ MARIANNA STENGOU Marianna Stengou	Director of Technical Olympic USA, Inc.	February 22, 2005

Signature	Title	Date

/s/ LONNIE M. FEDRICK Lonnie M. Fedrick	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ ANDREAS STENGOS Andreas Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ GEORGE STENGOS George Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ LARRY D. HORNER Larry D. Horner	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ WILLIAM A. HASLER William A. Hasler	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ MICHAEL J. POULOS Michael J. Poulos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ SUSAN B. PARKS Susan B. Parks	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ J. BRYAN WHITWORTH J. Bryan Whitworth	Director of Technical Olympic USA, Inc.	February 22, 2005

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

TOUSA INVESTMENT #5, LLC

By:	Technical Olympic USA, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller

Senior Vice President,

Chief Financial Officer and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonio B. Mon and David J. Keller, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant’s registration statement on Form S-3 under the Securities Act of 1933, including to sign the registration statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the registration statement, including any and all stickers and post-effective amendments or supplements to the registration statement and to sign any and all additional registration statements relating to the same offerings of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTONIO B. MON Antonio B. Mon	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ KONSTANTINOS STENGOS Konstantinos Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ MARIANNA STENGOU Marianna Stengou	Director of Technical Olympic USA, Inc.	February 22, 2005

Signature	Title	Date

/s/ LONNIE M. FEDRICK Lonnie M. Fedrick	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ ANDREAS STENGOS Andreas Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ GEORGE STENGOS George Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ LARRY D. HORNER Larry D. Horner	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ WILLIAM A. HASLER William A. Hasler	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ MICHAEL J. POULOS Michael J. Poulos	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ SUSAN B. PARKS Susan B. Parks	Director of Technical Olympic USA, Inc.	February 22, 2005

/s/ J. BRYAN WHITWORTH J. Bryan Whitworth	Director of Technical Olympic USA, Inc.	February 22, 2005

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

TOUSA INVESTMENT #1, INC.

By:	/s/ DAVID J. KELLER

David J. Keller

Senior Vice President,

Chief Financial Officer and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonio B. Mon and David J. Keller, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant’s registration statement on Form S-3 under the Securities Act of 1933, including to sign the registration statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the registration statement, including any and all stickers and post-effective amendments or supplements to the registration statement and to sign any and all additional registration statements relating to the same offerings of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ANTONIO B. MON Antonio B. Mon	President (Principal Executive Officer)	February 22, 2005

/s/ DAVID J. KELLER David J. Keller	Vice President and Treasurer (Principal Financial Officer) and Director	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director	February 22, 2005

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on February 22, 2005.

TOUSA INVESTMENT #2, INC.

By:	/s/ DAVID J. KELLER

David J. Keller

Senior Vice President,

Chief Financial Officer and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonio B. Mon and David J. Keller, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant’s registration statement on Form S-3 under the Securities Act of 1933, including to sign the registration statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the registration statement, including any and all stickers and post-effective amendments or supplements to the registration statement and to sign any and all additional registration statements relating to the same offerings of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ANTONIO B. MON Antonio B. Mon	President (Principal Executive Officer)	February 22, 2005

/s/ DAVID J. KELLER David J. Keller	Vice President and Treasurer (Principal Financial Officer) and Director	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director	February 22, 2005

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

TOUSA, LLC

By: Technical Olympic USA, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller
Senior Vice President,
Chief Financial Officer and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Antonio B. Mon	Director of Technical Olympic USA, Inc.	February 22, 2005

* Konstantinos Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

* Marianna Stengou	Director of Technical Olympic USA, Inc.	February 22, 2005

* Lonnie M. Fedrick	Director of Technical Olympic USA, Inc.	February 22, 2005

* Andreas Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

* George Stengos	Director of Technical Olympic USA, Inc.	February 22, 2005

* Larry D. Horner	Director of Technical Olympic USA, Inc.	February 22, 2005

* William A. Hasler	Director of Technical Olympic USA, Inc.	February 22, 2005

* Michael J. Poulos	Director of Technical Olympic USA, Inc.	February 22, 2005

Signature	Title	Date

* Susan B. Parks	Director of Technical Olympic USA, Inc.	February 22, 2005

* J. Bryan Whitworth	Director of Technical Olympic USA, Inc.	February 22, 2005

* /s/ DAVID J. KELLER David J. Keller Attorney-in-Fact

Signatures

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on February 22, 2005.

TOUSA VENTURES, LLC

By: TOUSA Homes, Inc., its Sole Member

By:	/s/ DAVID J. KELLER

David J. Keller

Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID J. KELLER David J. Keller	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ PATRICIA M. PETERSEN Patricia M. Petersen	Director of TOUSA Homes, Inc.	February 22, 2005

/s/ RANDY L. KOTLER Randy L. Kotler	Director of TOUSA Homes, Inc.	February 22, 2005

EXHIBIT INDEX

Exhibit No.	Description

4.15	Form of Senior Indenture.
4.16	Form of Subordinated Indenture.
4.17	Form of Senior Subordinated Indenture.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.